AMENDMENT TWO
                                     TO THE
                           FLEET FINANCIAL GROUP, INC.
                   EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

The following amendments are effective as of January 1, 2000.

1. Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name "Fleet Financial Group, Inc." will be replaced by the name "FleetBoston Financial Corporation" wherever it appears in the Plan.

2. Section 6.2 is clarified by inserting the words "without retroactive adjustment" after the words "determined in accordance with the schedule below".

3. Section 8.1(a) is amended by adding a new paragraph (3) immediately preceding the flush language to read as follows:

         (3) An age 65 single life annuity with an actuarial value (using the Fleet Financial Group, Inc. Pension Plan's actuarial assumptions) equal to 50% of the Participant's Account balance.

4.   The last two sentences of Section 8.1(a) are amended to read as follows:

         A Participant who has elected to receive payment at a time and in a form described in this Section 8.1(a) is permitted to change such election at any time up to one year prior to the Participant's last day of active employment. An election made less than one year before the Participant's last day of active employment is not valid and has no effect.

5.   Section 8.1(b) is amended by adding the following to the end thereof:

         (i.e., after the end of salary continuation payments, if applicable).

6.   Article 13 is amended to read as follows:

         ARTICLE 13. AMENDMENT OR TERMINATION OF THE PLAN

                  The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or



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         termination shall reduce the amount of a Participant's Account or his or her distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of Article 13 is irrevocable and may not be amended.

7.   Article 16 is added to read as follows:

         ARTICLE 16. SOCIAL SECURITY TAX

                  Subject to the requirements of Code section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act ("FICA") taxes on a Participant's Plan benefits are paid and whether any portion of such FICA taxes shall be withheld from the Participant's wages or deducted from the Participant's Account.

IN WITNESS WHEREOF, the provisions of this Amendment Two were adopted by the Human Resources and Board Governance Committee on the 21st day of December, 1999, or are hereby adopted, and this Amendment Two is executed by a duly authorized officer of Fleet Boston Corporation.

                                 FLEET BOSTON CORPORATION


                                 By: /s/ WILLIAM C. MUTTERPERL
                                     -------------------------
                                       William C. Mutterperl
                                       Executive Vice President, Secretary
                                       and General Counsel


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